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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K




              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 3, 1996




                         HEALTH MANAGEMENT SYSTEMS, INC.




                 401 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10016


                                  212-685-4545

INCORPORATED UNDER THE LAWS OF           COMMISSION FILE NUMBER           I.R.S. EMPLOYER IDENTIFICATION NUMBER

      STATE OF NEW YORK                         0-20946                                  13-2770433

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ITEM 5.       OTHER EVENTS.

         On September 3, 1996, Health Management Systems, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, QSM Acquisition Corp. ("Sub"), which is a newly-formed, wholly owned subsidiary of the Company, and Quality Standards in Medicine, Inc. ("QSM"). The Merger Agreement contemplates that QSM will merge (the "Merger") with Sub, with the result that QSM will become a wholly owned subsidiary of the Company. The Merger will be treated as a tax-free reorganization for federal income tax purposes, and will be accounted for utilizing the pooling of interests method of accounting.

         At the effective time (the "Effective Time") of the Merger, each share of QSM capital stock issued and outstanding immediately prior to the Effective Time, together with all (i) promissory notes issued by QSM which are outstanding immediately prior to the closing date (the "Closing Date") of the Merger (excluding any promissory notes issued to the Company evidencing working capital loans made to QSM prior to the Effective Time) and (ii) common stock purchase warrants issued by QSM which are outstanding immediately prior to the Closing Date will be converted into an aggregate of 228,000 shares of common stock, $.01 par value per share (the "Merger Shares"), of the Company, subject to an increase to an aggregate of 233,000 Merger Shares in certain circumstances.

         The obligations of the Company and QSM to consummate the Merger will be subject to the following conditions, among others: (1) the approval of the Merger Agreement by the required affirmative vote of QSM's stockholders; (2) all material consents from third parties having been obtained; (3) the approval of the Merger Shares for listing on the Nasdaq National Market System, subject to official notice of issuance; and (4) the effectiveness of the registration statement relating to the Merger Shares. In general, either party may terminate the Merger Agreement if the Merger is not consummated on or before November 30, 1996.

         In accordance with applicable Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of common stock ("QSM Common Stock") of QSM, which is the only class of QSM capital stock entitled to vote thereon, present at a


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meeting at which a quorum is present is required to approve the Merger. Pursuant to the Merger Agreement, stockholders of QSM holding in excess of 50% of the outstanding QSM Common Stock have granted irrevocable proxies to designees of the Company to vote their shares of QSM Common Stock in favor of the Merger Agreement.

         The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K. The Merger is expected to be effected approximately on or about October 31, 1996. There can be no assurance, however, the Merger will be consummated, or, if consummated, that it will be on the same terms described above or in the Merger Agreement.





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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS

               10.1 Press Release of Health Management Systems, Inc. (the "Company") relating to the proposed merger with Quality Standards in Medicine, Inc. ("QSM").

               10.2 Agreement and Plan of Merger, dated as of September 3, 1996, by and between the Company, QSM Acquisition Corp. and QSM.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            HEALTH MANAGEMENT SYSTEMS, INC.



                                            By:  /s/ Phillip Siegel
                                                 -------------------------------
                                                 Phillip Siegel
                                                 Vice President and Chief
                                                 Financial Officer



Date: September 17, 1996




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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION
- ------                       -----------
10.1                Press Release of Health
                    Management Systems, Inc. (the
                    "Company") relating to the
                    proposed merger with Quality
                    Standards in Medicine, Inc.
                    ("QSM").

10.2                Agreement and Plan of Merger,
                    dated as of September 3,
                    1996, by and between the
                    Company, QSM Acquisition
                    Corp. and QSM.




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